                                                                   EXHIBIT 10.22

                           UNION PLANTERS CORPORATION

                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


This Supplemental Executive Retirement Agreement ("Agreement") has been adopted by Union Planters Corporation ("Employer") and Jackson W. Moore ("Participant") effective the 23rd day of February, 1995.

                                    RECITALS

WHEREAS, Union Planters Corporation ("Employer") previously entered into a Deferred Compensation Agreement ("Previous Agreement") with the Participant on July 1, 1989;

WHEREAS, the Previous Agreement was amended from time to time to provide additional benefits to the Participant and/or to clarify certain provisions of the Previous Agreement, and

WHEREAS, the Board at its regular monthly meeting in February, 1995, approved the adoption of the Union Planters Corporation Supplemental Executive Retirement Plan ("Plan");

WHEREAS, in consideration of the Employer's desire to change the terms of the Previous Agreement and the Participant's desire to participate in the Plan, Employer and the Participant agree to terminate the Previous Agreement; and

WHEREAS, as consideration for the termination of the Previous Agreement, both Employer and Participant agree to abide by the terms and conditions of the Plan, which are evidenced through this Agreement.

NOW THEREFORE, Employer and Participant hereby adopt this Agreement pursuant to the terms and provisions set forth below.

                                    ARTICLE I
                                   DEFINITIONS

Whenever used herein the following terms shall have the meanings hereinafter set forth. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

1.1.  "AGREEMENT" shall mean the Union Planters Corporation Supplemental
Executive

Retirement Agreement.

1.2. "APPLICABLE FEDERAL RATE" shall mean 120% of the applicable federal rate (as calculated on a mid-term, monthly basis) pursuant to Code Section 1274, as amended.

1.3. "AVERAGE BASE SALARY INCREASE RATE" shall mean the greater of the following: (i) the average annual increase in base salary and bonus (calculated using four (4) decimal places) received by the Participant or Eligible Participant during the three complete calendar years preceding termination of employment (for whatever reason), or (ii) Five Percent (5%).

1.4. "BENEFICIARY" shall mean the person or persons Participant has designated in writing to Employer to receive benefits under the Agreement in the event of the Participant's death. If the Participant has not specifically designated any Beneficiary for purposes of the Agreement, then the Beneficiary shall become the Participant's estate. In the case of the death of the Beneficiary before completion of payments under the Agreement to the Beneficiary, then the Beneficiary's estate shall become entitled to any remaining payments. In either case, any remaining payments under the terms of the Agreement shall be made in the form of a lump sum payment as follows: an amount equal to the present value of any remaining payments to be made under the Agreement shall be paid on the first business day of the second month following the Participant's (or if appropriate, Beneficiary's) date of death, and for purposes of determining the present value of the payments, the Discount Rate which exists on the Participant's (or, if appropriate, Beneficiary's) date of the death shall be used.

1.5.  "BOARD" shall mean the Board of Directors of Union Planters Corporation.

1.6. "CHANGE IN CONTROL" shall mean the occurrence of the earliest of any of the following events:

         (a) the acquisition by any entity, person, or group (excluding any entity, person or group owning Voting Stock at the effective date of this Agreement) of beneficial ownership, as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, of Twenty Five percent (25%) or more of the Voting Stock of Employer;

         (b) The commencement and consummation by any entity, person or group (other than Employer) of a tender offer or an exchange offer for more than Twenty Five percent (25%) or more of the Voting Stock of Employer; or

         (c) the effective date of a (i) merger or consolidation of Employer with one or more other corporations as a result of which the holders of the Voting Stock of Employer immediately prior to such merger or consolidation hold less than Eighty Percent (80%) of the Voting Stock of the surviving or resulting corporation, or (ii) a sale of transfer of a majority of the property of Employer, other than to an entity of which Employer controls 80% or more of the Voting Stock.

1.7. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

1.8. "DISABILITY" shall mean a physical or mental condition of the Participant, determined in the sole discretion of the Board, which prohibits Participant from carrying out his normal duties and responsibilities as an employee of Employer.

1.9. "DISCOUNT RATE" shall mean that immediate annuity interest rate used by the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062, Appendix B to
Part 2619, of the Employee Retirement Income Security Act ("ERISA").

1.10. "ELIGIBLE PARTICIPANT" shall Mean the Participant once he earns at least 10 Years of Service with the Employer and attains the following indicated ages, based on the Participant's actual age as of January 1, 1995.

                                                           Age Participant Can
Participant   Participant's Age as of January 1, 1995      Qualify as Eligible
              ---------------------------------------      -------------------
               Less than Age 50                                    55
               Age 50 through 54                                   57
               Age 55 through 60                                   59
               Age 61 or over                                      64

For purposes of the Agreement (where appropriate), the term "Participant" shall include a reference to an Eligible Participant.

1.11. "EMPLOYER" shall mean the Union Planters Corporation, or to the extent provided in Section 5.9, any successor corporation or other entity resulting from a merger or consolidation into or with Employer or a transfer or sale of a majority of the assets of Employer.

1.12. "FINAL AVERAGE EARNINGS" shall mean the average base salary plus bonus earned by the Participant or Eligible Participant during the three complete calendar years preceding termination of employment (for whatever reason).

1.13. "FORMER ELIGIBLE PARTICIPANT" shall mean Participant who, after becoming an Eligible Participant, terminates service with the Employer and who, under the terms of the Agreement, is then entitled to payment of a benefit. For purposes of the Agreement (where appropriate), the term "Participant" shall include a reference to a Former Eligible Participant.

1.14. "GOOD REASON" shall mean a termination of employment with the Employer if, without the Participant's express written consent:

      (i) Employer shall assign to Participant duties of a nonexecutive nature or for which Participant is not reasonably equipped by his skills and experience; or

      (ii) Employer shall reduce the salary of the Participant, or materially reduce the amount of paid vacations to which he is entitled, or reduce his fringe benefits and perquisites; or

      (iii) Employer shall fail to provide office facilities, secretarial services, and other administrative services to the Participant which are substantially equivalent to the facilities and services provided to the Participant at the Initial date of the Participant's participation in the Agreement; or

      (iv) Employer shall terminate incentive and benefit plans or arrangements, or reduce or limit the Participant's participation therein, relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of the Participant's incentive compensation and benefits below their aggregate value as of the initial date of the Participant's participation in the Agreement.

1.15. "INSTALLMENT PAYMENT ACCOUNT" shall mean that account created pursuant to the terms of Article II of the Agreement to facilitate payment of benefits under the Agreement to the Participant in the form of installment payments.

1.16. "NORMAL RETIREMENT AGE" shall mean the following indicated ages based on the Participant's actual age as of January 1, 1995:

                                                         Participant's
     Participant's Age as of January 1, 1995          Normal Retirement Age
     ---------------------------------------          ---------------------
     Less than Age 60                                           62
     Age 60 or over                                             65

1.17. "NORMAL RETIREMENT BENEFIT" shall mean an annual sum equal to 65% of the Participant's Final Average Earnings, payable each year for the remaining actuarially-determined life of the Participant in accordance with the provisions of Article II of the Agreement. For purposes of determining the Participant's remaining actuarially-determined life, Table V ("Ordinary Life Annuities, One Life - Expected Return") of Code Regulation 1.72-9, as amended, shall be used, with the assumption that the Participant terminated employment on the first day of the first year of the Participant's Normal Retirement Age (regardless of the Participant's actual age at termination of employment).

1.18. "PARTICIPANT" shall mean Jackson W. Moore, who is an employee of Employer and to whom or with respect to whom a benefit may be payable under the Agreement. For purposes of the Agreement, the term "Participant" shall include a reference to the Participant once he becomes an Eligible Participant or Former Eligible Participant.

1.19. "REDUCED RETIREMENT BENEFIT" shall mean the following percentages of the Participant's Normal Retirement Benefit, payable to an Eligible Participant in accordance with the provisions of Section 2.3 of the Agreement if the Eligible Participant terminates employment before attaining Normal Retirement Age ("NRA").

        Years Employment
     Terminates Prior to NRA                     Reduced Retirement Benefit
     -----------------------                     --------------------------
      More than 7 Years                        0% of Normal Retirement Benefit
      From 6 to 7 Years                       58% of Normal Retirement Benefit
      From 5 to 6 Years                       64% of Normal Retirement Benefit
      From 4 to 5 Years                       70% of Normal Retirement Benefit
      From 3 to 4 Years                       75% of Normal Retirement Benefit
      From 2 to 3 Year                        82% of Normal Retirement Benefit
      From 1 to 2 Years                       88% of Normal Retirement Benefit
      Up to 1 Year                            94% of Normal Retirement Benefit

1.20. "VOTING STOCK" shall mean that class (or classes) of common stock of the Employer entitled to vote in the election of the Employer's directors.

1.21. "YEAR OF SERVICE" shall mean any calendar year of employment by the Participant with Employer in which the Participant accumulates at least 1000 hours of service. For these purposes, the provisions of Department of Labor Regulations 2530.200-2(b) and (c) are incorporated herein by reference as they relate to the determination of "hour of service."

                                   ARTICLE II
                          BENEFITS UNDER THE AGREEMENT

2.1. BENEFITS. Either a Normal Retirement Benefit or Reduced Retirement Benefit shall be paid under the terms of the Agreement as set forth in this Article II.

2.2. VOLUNTARY TERMINATION OF EMPLOYMENT BEFORE BECOMING ELIGIBLE PARTICIPANT. Should Participant voluntarily terminate employment with the Employer before becoming an Eligible Participant, then the Participant (and any person claiming benefits for or on behalf of the Participant) will forfeit all rights to benefits under this Agreement; provided, however, that a termination of employment for Good Reason or in accordance with Sections 2.4, 2.5, or 2.6 of the Agreement will not be considered a voluntary termination of employment subject to this Section 2.2 of the Agreement.

2.3. VOLUNTARY TERMINATION OF EMPLOYMENT AFTER BECOMING AN ELIGIBLE PARTICIPANT BUT BEFORE NORMAL RETIREMENT AGE. Should the Participant, once becoming an Eligible Participant, voluntarily terminate service with the Employer before Normal Retirement Age (i.e., for reasons other than Good Reason or those described in Sections 2.4, 2.5 or 2.6 of the Agreement), he will be entitled to the Reduced Retirement Benefit payable at his election in either of the following forms. Should Participant fail to specifically elect a form of benefit payment, a Lump Sum Distribution will be made to the Participant.

         (a) LUMP SUM DISTRIBUTION. An amount equal to the present value of the Participant's total Reduced Retirement Benefit shall be paid to the Participant in one lump sum distribution on the first business day of the second month following the Participant's termination of employment. For purposes of determining the present value of the Participant's total Reduced Retirement Benefit, the Discount Rate which exists on the date of the Participant's termination of employment shall be used.

         (b) PERIODIC DISTRIBUTION. An amount equal to the present value of the Participant's total Reduced Retirement Benefit shall be credited to an Installment Payment Account and shall be payable in up to 180 successive monthly installments. The first payment shall commence on the first business day of the second month following the date of termination of employment, and each successive payment shall occur monthly in succeeding months on the first business day of such months.

         In order for Participant to elect a Periodic Distribution under the terms of this Section 2.3(b), the Participant must elect, in the taxable year (or years) prior to the Participant's termination of employment with the Employer, both the Periodic Distribution option and the number of monthly installments to be made (up to a maximum of 180).

         For purposes of determining the present value of the Participant's total Reduced Retirement Benefit, the Discount Rate which exists on the date of the Participant's termination of employment shall be used. To determine the amount of each installment payment, a fraction shall be applied to the Participant's Installment Payment Account on each payment date. The numerator shall consist of one (1) and the denominator shall consist of the total number of installment payments remaining (including the current payment). During the installment payment period, interest shall be credited to the Participant's Installment Payment Account on a monthly basis using the Applicable Federal Rate in existence on the first business day of each month during which payments are made.

2.4. TERMINATION OF EMPLOYMENT PRIOR TO NORMAL RETIREMENT AGE DUE TO DEATH OR

DISABILITY. Should Participant, before or after becoming an Eligible Participant, terminate service with the Employer prior to Normal Retirement Age because of death or disability, he will be entitled to the Normal Retirement Benefit following termination of employment, payable in one of the distribution forms described in Sections 2.7(a) and (b) of the Agreement.

2.5. INVOLUNTARY TERMINATION OF EMPLOYMENT PRIOR TO NORMAL RETIREMENT AGE. Should Participant, before or after becoming an Eligible Participant, involuntarily terminate service with the Employer (or voluntarily terminate service with Good Reason) prior to Normal Retirement Age (for reasons other than those described in Section 2.4 and 2.6), he will he entitled to the Normal Retirement Benefit, without regard to the Participant's age or years of service at the time of involuntary termination of employment. The Normal Retirement Benefit will be payable in one of the distribution forms described in Sections 2.3(a) and (b) of the Agreement.

For purposes of calculating the Normal Retirement Benefit under this Section 2.5, Participant's Final Average Earnings shall be that amount at the date of termination of employment increased at the Average Base Salary Increase Rate, compounded annually, for the number of years (carried to two (2) decimal places) needed to reach the Participant's age 65 birthday.

2.6. INVOLUNTARY TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. Should a Change in Control occur, Participant will be entitled to the Normal Retirement Benefit following termination of employment (for whatever reason), without regard to the Participant's age or years of service at the time of involuntary termination of employment and without regard to whether the Participant has become an Eligible Participant. The Normal Retirement Benefit will be payable in accordance with the distribution forms described in Sections 2.7(a) and (b) of the Agreement.

For purposes of calculating the Normal Retirement Benefit under this Section 2.6, Participant's Final Average Earnings shall be that amount at the date of termination of employment increased at the Average Base Salary Increase Rate, compounded annually, for the number of years (carried to two (2) decimal places) needed to reach the Participant's age 65 birthday.

2.7. TERMINATION OF EMPLOYMENT AT OR AFTER NORMAL RETIREMENT AGE. Should Participant become an Eligible Participant and subsequently terminate service with the Employer (for whatever reason) at or after Normal Retirement Age, he (or, if appropriate, his Beneficiary) will be entitled to the Normal Retirement Benefit, payable at his election in either of the following forms. Should Participant fail to specifically elect a form of benefit payment, a Lump Sum Distribution will be made to the Participant (or, if appropriate, to his Beneficiary).

         (a) LUMP SUM DISTRIBUTION. An amount equal to the present value of the Participant's total Normal Retirement Benefit shall be paid to the Participant in one lump sum distribution on the first business day of the second month following the Participant's termination of employment. For purposes of determining the present value of the Participant's total Normal Retirement Benefit, the Discount Rate which exists on the date of the Participant's termination of employment shall be used.

         (b) PERIODIC DISTRIBUTION. An amount equal to the present value of the Participant's total Normal Retirement Benefit shall be credited to an

         Installment Payment Account and shall be payable in up to 180 successive monthly installments. The first payment shall commence on the first business day of the second month following the date of termination of employment, and each successive payment shall occur monthly in succeeding months on the first business day of such months.

         In order for Participant to elect a Periodic Distribution under the terms of this Section 2.7(b), the Participant must elect, in this taxable year (or years) prior to the Participant's termination of employment with the Employer, both the Periodic Distribution option and the number of monthly installments to be made (up to a maximum of 180).

         For purposes of determining the present value of the Participant's total Normal Retirement Benefit the Discount Rate which exists on the date of the Participant's termination of employment shall be used. To determine the amount of each installment payment, a fraction shall be applied to the Participant's Installment Payment Account on each payment date. The numerator shall consist of one (1) and the denominator shall consist of the total number of installment payments remaining (including the current payment). During the installment payment period, interest shall be credited to the Participant's Installment Payment Account on a monthly basis using the Applicable Federal Rate in existence on the first business day of each month during which payments are made.

2.8. DEATH WHILE BENEFIT PAYMENTS BEING MADE. Should Participant die after becoming a Former Eligible Participant and after the commencement of Normal Retirement or Reduced Retirement Benefit payments to the Participant, then any remaining payments will be made to the Participant's Beneficiary in the same form being made to the Participant at the date of his death. Alternatively, at the Beneficiaries election (with the consent of the Employer), payment may be made in a lump sum payment as follows: an amount equal to the present value of the remaining payments shall be paid on the first business day of the second month following the Participant's date of death, and for purposes of determining the present value of the remaining payments, the Discount Rate which exists on the date of the Participant's date of death shall be used.

                                   ARTICLE III
                         ADMINISTRATION OF THE AGREEMENT

3.1. ADMINISTRATION BY EMPLOYER. Employer shall be responsible for the general operation and administration of the Agreement and for carrying out the provisions thereof. The Board or Employer may engage the services of outside counsel, accountants, financial advisors and other such professional to assist it in its administrative duties.

3.2. GENERAL POWERS OF ADMINISTRATION. Employer is hereby designated as a fiduciary under the Agreement Employer, as fiduciary, shall have authority to control, interpret and manage the operation and administration of the Agreement.

Any decision by Employer or the Board denying a claim by Participant or a Beneficiary for benefits under the Agreement shall be stated in writing and shall be delivered or mailed to the Participant or Beneficiary. Such statement shall set forth the specific reasons for the denial, written to the best of the Employer's ability in a manner that may be understood without legal counsel. In addition, Employer shall afford a reasonable opportunity to the Participant or Beneficiary for a full and fair review of the decision denying such claim.

Notwithstanding the above provisions of Section 3.2, to the extent that the Employee Retirement Income Security Act ("ERISA") may require specific procedures to be followed in the event of a denial of a claim, such provisions of ERISA will be followed.

                                   ARTICLE IV
                      AMENDMENT OR TERMINATION OF AGREEMENT

4.1. AMENDMENT OR TERMINATION OF AGREEMENT. Any amendment to this Agreement shall be made pursuant to a resolution of the Board and, if such amendment directly or indirectly affects the benefits payable under the Agreement, such amendment must be mutually agreed to in writing by Participant (or, in the event that the Participant is deceased at the date of amendment, the Participant's Beneficiary).

                                    ARTICLE V
                               GENERAL PROVISIONS

5.1. PARTICIPANT'S RIGHTS UNSECURED. The Agreement at all times shall be unfunded as defined under provisions of the Code. The right of Participant or any Beneficiary to receive a distribution hereunder shall be an uninsured claim against the general assets of Employer in the event of the Employer's insolvency or bankruptcy.

Employer shall implement a form of trust arrangement (known generally as a "rabbi trust") to hold employer assets which will be used to make payments to the Participant (or the Participant's Beneficiary) under the terms of the Agreement. Such trust arrangement will not be a "funded" arrangement under the provisions of the Code, and a copy of such trust arrangement shall be included with this Agreement as Exhibit A.

5.2. INDEPENDENCE OF OTHER BENEFIT AGREEMENTS. Participation in the Agreement shall in no way restrict or otherwise impact Participant's participation in any other welfare benefit plan, employment or other contract, deferred compensation agreement, equity participation plan or any other form of retirement benefit plan sponsored by Employer.

5.3. NO SECURED GUARANTEE OF BENEFITS. In the event of the insolvency or bankruptcy of Employer, Participant shall remain a general creditor of the Employer with respect to any benefits payable under the Agreement and nothing contained in the Agreement shall constitute a secured guaranty by Employer or any other person or entity that the assets of Employer will be sufficient to pay any benefit hereunder in the event of the Employer's insolvency or bankruptcy.

5.4. NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant shall have any right to receive a distribution of any benefits under the Agreement except in accordance with the terms of the Agreement. Establishment of the Agreement shall not be construed to give any Participant the right to be retained in the service of Employer.

5.5. SPENDTHRIFT PROVISION. No Interest of any person or entity in, or right to receive a distribution under, the Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

5.6. APPLICABLE LAW. The Agreement shall be construed and administered under the laws of the State of Tennessee.

5.7. SEVERABILITY. In the event that any of the provisions of the Agreement are held to be inoperative or invalid by any court of competent jurisdiction, then:
(i) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative, and (ii) the validity and enforceability of the remaining provisions of the Agreement will not be affected thereby.

5.8. INCAPACITY OF RECIPIENT. If any person entitled to a distribution under the Agreement is deemed by Employer to be incapable (physically or mentally) of personally receiving and giving a valid receipt for any payment pursuant to the Agreement, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, Employer may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of Employer end the Agreement with respect to such payment.

5.9. SUCCESSORS. The terms and conditions of the Agreement will be binding on the Employer's and Participant's successors, heirs and assigns (herein, "Participant Successors" and "Employer Successors").

5.10. UNCLAIMED BENEFITS. Participant shall keep Employer informed of his or her current address and the current address of his or her Beneficiary. Employer shall not be obligated to search for the whereabouts of any person. If the location of Participant is not made known to Employer within a one (1) year period after the date on which payment of the Participant's Normal Retirement or Reduced Retirement Benefit is first to be made, then payment may be made by the Employer to the Beneficiary instead. If, within one (1) additional year after such initial one (1) year period, Employer is unable to locate any designated Beneficiary of the Participant, then Employer shall have no further obligation to pay any benefit under the Agreement to such Participant or designated Beneficiary and any such "benefit shall be irrevocably forfeited.

5.11. LIMITATIONS ON LIABILITY. Participant and any other person claiming benefits under the Agreement shall be entitled under this Agreement only to those payments provided in accordance with the provisions of the Agreement ("Payment Claims"). With the exception of the provisions of Section 5.13 of the Agreement, neither Employer, Employer Successor nor any individual acting as employee or agent of Employer or Employer Successor shall be liable to Participant or any other person for any other claim, loss, liability or expense under this Agreement not directly related to a Payment Claim.

5.12. FORFEITURE OF BENEFITS. Notwithstanding any other provision of the Agreement, should Participant engage in theft, fraud, embezzlement or willful misconduct causing significant property damage to Employer, then any benefits payable to such Participant under the Agreement will automatically be forfeited. The determination of theft, embezzlement or willful misconduct will be made by the Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision. In any determination of forfeiture pursuant to this Section 5.12, Participant will be given the opportunity to refute any such decision by the Board, but the Board's decision on the matter will be considered final and binding on Participant and all other parties.

5.13. PAYMENT OF ATTORNEY'S FEES, COURT COSTS, AND LOSS OF BENEFITS. Should either the Employer or Employer Successor (for these purposes, "Employer") or Participant bring an action at law (or through arbitration) in order that the Agreement's terms be enforced, then the party prevailing in the action at law (or through arbitration) shall be entitled to reimbursement from the losing party for reasonable attorney's fees, court costs and other similar amounts expended in the enforcement of the Agreement. In addition, should the prevailing party be Participant, he shall also be entitled to interest on any delayed payments, with such interest computed at the Applicable Rate.

5.14. PAYMENT OF TAXES. Should the payment of any benefits under this Agreement be classified as payment of an excess parachute payment under the provisions of Code Sections 280G and 4999, then an additional payment will be made to the Participant based on the amount of excise tax or penalty payable by the Participant because of such classification. Such payment will be made within two
(2) months following Participant's termination of employment, once a good faith determination is made by either Employer or Participant that the payment of any benefit under the Agreement will constitute an excess parachute payment. The amount payable to the Participant will be calculated as follows: (amount of excise tax or penalty payable by Participant) divided by (one (1) minus the highest marginal income tax rate under the Code for individuals).

                                   ARTICLE VI
                     CONTINUATION OF MEDICAL PLAN COVERAGE

6.1. CONTINUATION OF MEDICAL COVERAGE. Following termination of employment with the Employer, if Participant is entitled to payment of the Normal or Reduced Retirement Benefit under the terms of the Agreement, then Participant, his spouse and dependents will continue to be covered under the Employer's health insurance program ("Health Plan") to the same extent as was present immediately prior to the date of termination of employment. Employer shall continue to pay Health Plan coverage costs of the Participant, his spouse and other dependents under the Health Plan on the same basis as was applicable to active Employer employees covered at the time of termination of employment.

6.2. PERIOD OF CONTINUED COVERAGE. Such coverage will continue for the period equal to the shortest of the following: (1) for the number of years required for the Participant to reach age 65, (2) until the Participant obtains employment with another employer (who provides substantially similar coverage under its health plan as was provided by Employer), or (3) until the death of the Participant.

6.3. ALTERNATIVE COVERAGE. If continued participation in the Health Plan by Participant, his spouse and any dependents is; not possible under the terms of the Health Plan, Employer will either: (1) provide substantially identical benefits through another health insurance plan, or will (2) provide an annual cash payment to Participant sufficient to permit Participant to obtain substantially equivalent individual, spouse and dependent coverage under a health insurance plan of his choosing. If any cash payment is made to Participant, the amount of cash payment will be "grossed up" for income tax purposes (using the maximum individual income lax rate under the Code at the time of payment) to insure no net out of pocket costs to the Participant in obtaining such additional coverage.

IN WITNESSES WHEREOF, the undersigned Employer and Participant do hereby execute this Agreement effective the date first stated above.

UNION PLANTERS CORPORATION


By:   /s/ Benjamin W. Rawlins, Jr.              /s/ Jackson W. Moore
      ----------------------------              --------------------
      Benjamin W. Rawlins, Jr.                  Jackson W. Moore
      Chairman and CEO

                                  AMENDMENT TO
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      THIS AMENDMENT, dated as of April 17, 1997 by and between Union Planters Corporation ("Employer") and Jackson W. Moore ("Participant"), amends that certain Supplemental Executive Retirement Agreement, dated as of February 23, 1995, by and between Employer and Participant (the "SERP").

      WHEREAS, Employer and Participant desire to amend the SERP as provided herein;

      NOW, THEREFORE, in consideration, of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definition of "Change in Control". The current definition of the term "Change in Control" in Section 1.6 of the SERP is hereby deleted in its entirety and the following is substituted in lieu thereof.

      "Change in Control" shall mean the occurrence of any of the following events:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of either (A) the then outstanding shares of common stock of Employer (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (1), the following acquisition shall not constitute a Change in Control: (w) any acquisition directly from Employer, (x) any acquisition by Employer, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Employer or any corporation controlled by Employer, or (z) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1.6; or

                      (ii) Individuals who, as of the date hereof, constitute the Board of Directors of Employer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual of threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or

                  (iii) Consummation of a reorganization merger or consolidation or sale or other disposition of all or substantially all of the assets of Employer (a "Business Combination"), in each case, unless, following such Business Combination,

                           (A) all or substantially all of the individuals and
                  entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Employer or all or substantially all of Employer's assets either directly of through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

                           (B) no Person (excluding any corporation resulting
                  from such Business Combination or any employee benefit plan (or related trust) of Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                           (C) at least a majority of the members of the board
                  of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at that time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination,

      2. Definition of "Disability". The current definition of the term "Disability" in Section 1.8 of the SERP is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "Disability" shall mean a mental or physical disability as determined by the Board in accordance with standards and procedures similar to those under Employer's employee long-term disability plan, if any. At any time that Employer does not maintain such a long-term disability plan, Disability shall mean the inability of Participant, as determined by the Board, to substantially perform his regular duties and responsibility due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

      3. Definition of "Final Average Earnings". The current definition of the term "Final Average Earnings" in Section 1.12 of the SERP is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "Final Average Earnings" shall mean the sum of (i) the Participant's or Eligible Participant's highest base salary in effect during any calendar year preceding his termination of employment, including the year in which such termination occurs, and (ii) the Participant's or Eligible Participant's highest annual bonus payable with respect to any calendar year preceding his termination of employment, including the year in which such termination occurs.

      4. Excise Tax Provision. Section 5.14 of the SERP, relating to the excise tax imposed by Section 4999 of the Internal revenue code of 1986, as amended, is hereby deleted in its entirety.

         **************************************************************

      The terms of the SERP not hereby amended shall be and remain in full force and effect and are not affected by this Amendment.

      IN WITNESS WHEREOF, Participant and Employer have duly executed this Amendment as of the day and year first above written.

                                            /s/ Jackson W. Moore
                                            --------------------
                                            Jackson W. Moore
                                            Participant



                                            UNION PLANTERS CORPORATION

                                            By: /s/ M. Kirk Walters
                                                -------------------

                                 AMENDMENT NO. 2 TO
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


      THIS AMENDMENT, dated as of August 31, 1999, by and between Union Planters Corporation ("Employer") and Jackson W. Moore ("Participant"), amends that certain Supplemental Retirement Agreement, dated as of February 23, 1995, as previously amended April 17, 1997, by and between Employer and Participant (the "SERP").

      WHEREAS, Employer and Participant desire to amend the SERP as provided herein;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agrees as follows:

      1. Reduction of Benefits to Reflect "Cost of Funds" under Split Dollar Insurance Program. There is hereby added a new Section 2.9 to the SERP to read as follows:

         "2.9 REDUCTION OF BENEFITS TO REFLECT "COST OF FUNDS" UNDER SPLIT DOLLAR INSURANCE PROGRAM. Employer and Participant have entered into a Split Dollar Agreement dated August 31, 1999 ("Split Dollar Agreement"), pursuant to which certain life insurance coverage will be provided on the joint lives of Participant and his spouse, Elizabeth W. Moore. Under the Split Dollar Agreement, on August 31, 1999, Employer paid a premium of $3,608,280 for the life insurance policy providing second to die coverage on Participant and his said spouse ("Policy"), and Employer will pay four additional premiums of $3,608,010, $3,607,740, $3,607,740 and $3,607,200 on the Policies on the next four respective anniversaries of such initial premium payment date. Under paragraph 8 of the Split Dollar Agreement, when Participant and his said spouse are no longer living or certain other events earlier occur, Employer will be reimbursed for the cumulative amount of premiums paid under the split dollar program (without interest).

           In order to insure that Employer will also be reimbursed for the opportunity cost of making the premium payments under the split dollar program, the present value of the amount payable under this Article II shall be reduced (but not below zero) by an amount to be referred to as the "Cost of Funds Reimbursement." The Cost of Funds Reimbursement shall be determined (and the reduction described in the immediately preceding sentence shall be made) as of Participant's termination of employment for any reason (hereafter referred to as the "Cost of Funds Settlement Date"). The Cost of Funds Reimbursement shall be the sum of
         (a) plus (b), determined as follows:

           (a) There shall first be calculated the interest expense on each premium payment under the Program, determined as though Employer had borrowed the premium payment at an interest rate determined under
         Section 7520(a)(2) of the Internal Revenue Code of 1986, as amended ("Applicable Federal Rate" or "AFR"). The interest expense for the first twelve months after a premium payment is made shall be determined using the AFR as in effect for the month such premium payment is made, and shall remain in effect until the one-year anniversary of the date such premium payment was made. As of such one-year anniversary, the interest expense with respect to such premium for the next twelve months shall be determined using the AFR in effect for the month which includes such one-year anniversary, and so forth until the Cost of Funds Settlement Date occurs. The aggregate interest expense for all premiums under the Program for all years from the date the first premium payment is made until the Cost of Funds Settlement Date occurs shall be the amount under this paragraph (a).

           (b) There shall next be determined as of the Cost of Funds Settlement Date the present value of all future interest expense of all premiums under the Program, including both premiums paid and premiums not yet accrued or paid as of the Cost of Funds Settlement Date. The future interest expense shall run from the Cost of Funds Settlement Date to the earliest date on which Employer is entitled to reimbursement under paragraph 8 of the Split Dollar Agreement of the cumulative premiums paid by Employer under the Policy. For this purpose, (i) all future interest expense shall be determined using the AFR in effect for the month in which the Cost of Funds Settlement Date occurs, rather than the AFR which was in effect at the time the most recent premium payment was made, (ii) no future interest expense shall accrue for a future premium payment until the date such premium is due, and (iii) the future interest expense shall be discounted to present value using the AFR in effect for the month in which the Cost of Funds Settlement Date occurs. The present value of all future interest expense as determined under this paragraph shall be the amount determined under this paragraph (b).

           (c) If prior to the 15th anniversary of the date the initial premium payment was made under the Split Dollar Program, the Employer is reimbursed under the Split Dollar Agreement for all amounts that would be owed to the Employer under the Split Dollar Agreement upon the death of the survivor of the Participant and his spouse named in paragraph
         (a) above (such date to be referred to herein as the "Premium Reimbursement Date"), then an additional amount shall be paid under this Section 2.9 determined as follows: (i) the future interest expense under paragraph (b) immediately above shall be re-calculated as of the Cost of Funds Settlement Date as though it was known as of such date that the future interest expense for premiums under the Split Dollar Program would run only until the actual Premium Reimbursement Date, using the AFR in effect for the Cost of Funds Settlement Date; (ii) there shall be subtracted from the actual amount determined under paragraph (b) immediately above the amount determined under clause
         (c)(i) immediately preceding; and (iii) the remainder determined under clause (c)(ii) immediately preceding shall be credited with interest using the AFR as of the Cost of Funds Settlement Date, such interest to run from the Cost of Funds Settlement Date to the Premium Reimbursement Date. The additional payment determined under this paragraph (c) shall be made to the Participant if he is then living, and if he is not then living, then to the Participant's Beneficiary. Such payment shall be made in the same form being under this Agreement as of the Premium Reimbursement Date. If no payments are being made under this Agreement as of such date, or, alternatively, at the Participant's or Beneficiary's election, as applicable (with the consent of the Employer), payment shall be made to the Participant or Beneficiary, as applicable, in a lump sump payment as soon as practicable after the Premium Reimbursement Date."

               **************************************************

      The terms of the SERP not hereby amended shall be and remain in full force and effect and are not affected by this Amendment.

      IN WITNESS WHEREOF, Participant and Employer have duly executed this Amendment as of the day and year first above written.



                              /s/ Jackson W. Moore
                                ----------------------------------------
                                Jackson W. Moore
                                   Participant



                                UNION PLANTERS CORPORATION



                                By: /s/ M. Kirk Walters
                                    ------------------------------------

                                Its: Senior Vice President and Treasurer
                                     -----------------------------------

AMENDMENT NO. THREE TO SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS AMENDMENT, dated as of January 22, 2004, by and between Union Planters Corporation ("Employer") and Jackson W. Moore ("Participant"), amends that certain Supplemental Executive Retirement Agreement, dated as of February 23, 1995, as previously amended April 17, 1997, and August 31, 1999, by and between Employer and Participant (the "SERP").

WHEREAS, Employer and Participant desire to amend the SERP as provided herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agrees as follows:

1.       There is hereby added to the end of Section 2.1 following sentence:

         "Notwithstanding anything to the contrary in Article II or any other provision of this Agreement, the Normal Retirement Benefit or Reduced Retirement Benefit determined under any Section of this Article II shall be subject to the limitation provided for in Section 2.10 of this Agreement."

2. There is hereby added a new Section 2.10 to the SERP to read as follows:

         "2.10 MAXIMUM SERP PRESENT VALUE UNDER ANY CIRCUMSTANCES. Notwithstanding anything to the contrary in Article II or any other provision of this Agreement, the maximum present value that may be paid to the Participant or his beneficiary under any Section of this Article II, and regardless of the circumstances that cause such payment, shall be Twenty Five Million Dollars ($25,000,000). For this purpose, (i) "maximum present value" shall mean the present value of the payment or payments to the Participant or his beneficiary, as determined under the applicable section of this Article II; (ii) the Cost of Funds Reimbursement under Section 2.9 shall not be subtracted from the maximum present value; instead, the maximum present value shall be determined after application of the Cost of Funds Reimbursement, if any, under Section 2.9, and (iii) any payments or benefits under this Agreement, other than payments under this Article II (such as payment of attorney's fees, court costs and loss of benefits under Section 5.13, payment of taxes under Section 5.14, and continuation of medical plan coverage under Article VI), shall be in addition to the maximum present value provided for in this Section 2.10."

The terms of the SERP not hereby amended shall be and remain in full force and effect and are not affected by this Amendment.

IN WITNESS WHEREOF, Participant and Employer have duly executed this Amendment as of the day and year first above written.



/s/ Jackson W. Moore
-------------------------
Jackson W. Moore
Participant

UNION PLANTERS CORPORATION

By: Bobby L. Doxey
Its: Chief Financial Officer

January 22, 2004

The Board of Directors
Union Planters Corporation
6200 Poplar Ave.
Memphis, TN 38119

RE:  MODIFICATION OF MY RIGHTS UNDER THE SERP

Dear Sirs:

Reference is hereby made to that certain Agreement and Plan of Merger by and among Union Planters Corporation ("Union Planters") and Regions Financial Corporation ("Regions") dated as of the date of this letter (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Employment Agreement Amended and Restated as of April 17, 1997, as amended as of September 26, 2000, and as of the date hereof, among me, Regions and Union Planters (the "Employment Agreement").

The effectiveness of this letter agreement is subject to the consummation of the transactions contemplated by the Merger Agreement, and shall be effective on the Effective Date.

This will confirm that, notwithstanding anything to the contrary in the Supplemental Executive Retirement Agreement, dated as of February 23, 1995, as amended April 17, 1999, August 31, 1999 and as of the date hereof, by and between the Company and me (the "SERP Agreement"), I agree that I will not be entitled to receive benefits under Section 2.6 of the SERP Agreement unless: (i) there occurs a Change in Control of Union Planters (or its successor, including the Company) other than the Merger, or (ii) other than as a result of termination of my employment by the Company for Cause as defined under Section
4.1 of the Employment Agreement or due to my death or Disability as defined in
Section 4.2(c) of the Employment Agreement or my termination of employment as contemplated by Section 4.4 of the Employment Agreement, (A) the Company fails to appoint me to the position of Chief Executive Officer of the Company upon the expiration of the Initial Period, (B) the Company removes me from the position of Chief Executive Officer before commencement of the Third Period, or (C) I fail to become the Chairman of the Board of Directors and Chief Executive Officer upon the expiration of the Second Period (with respect to clause (ii) hereof, the date of the "Change in Control" under the SERP Agreement will be deemed to be the date I receive notice of either such failure or removal). For purposes of clarity, this letter modifies only my entitlement to benefits in certain circumstances under Section 2.6 of the SERP Agreement, and has no impact on my rights to receive benefits under other Sections of the SERP Agreement, or any other plan or agreement."

Please indicate your agreement with the foregoing by signing as indicated below.

Sincerely,

JACKSON W. MOORE

/s/ Jackson W. Moore
------------------------------

ACCEPTED AND AGREED:

UNION PLANTERS CORPORATION


/s/ Bobby L. Doxey
------------------------------
By: Bobby L. Doxey
Title: Chief Financial Officer